CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement Number 33-34868 on Form S-8 dated May 11, 1990, in Registration Statement Number
33-40975  on Form S-8 dated  May 31,  1991,  in  Registration  Statement  Number
33-47593  on Form S-8  dated  May 1,  1992,  in  Registration  Statement  Number
33-61896 on Form S-8 dated April 29,  1993,  in  Registration  Statement  Number
33-78258 on Form S-8 dated April 28, 1994, in Registration Statement Number 33-91294 on Form S-8 dated April 17, 1995, and in Registration Statement Number 33-02531 on Form S-8 dated April 16, 1996, of our report dated February 25, 1998, with respect to the consolidated financial statements and schedule of Mid Atlantic Medical Services, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1997.




                                                   /s/ Ernst & Young LLP
Washington, D.C.                                   ---------------------
March 27, 1998                                         Ernst & Young LLP